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Exhibit 21.1

QAD Inc.
SUBSIDIARIES OF QAD INC.

Name	Place of Incorporation
QAD Asia Limited	Hong Kong
QAD Australia Pty Ltd.	Australia
QAD (Bermuda) Ltd.	Bermuda
QAD Bilgisayer Yazilim Ltd.	Turkey
QAD Brasil Ltda.	Brazil
QAD Brazil Inc.	Delaware
QAD Canada ULC	Canada
QAD China Inc.	Delaware
QAD China Ltd.	China
QAD EMEA Holdings B.V.	Netherlands
QAD EMEA Ltd.	United Kingdom
QAD Europe AG	Switzerland
QAD Europe B.V.	Netherlands
QAD Europe GmbH	Germany
QAD Europe Lda.	Portugal
QAD Europe Limited	United Kingdom
QAD Europe NV/SA	Belgium
QAD Europe SI	Spain
QAD Europe S.r.l.	Italy
QAD France eurl	France
QAD Holding Belgium NV/SA	Belgium
QAD Holding Ltd.	United Kingdom
QAD Holland B.V.	Netherlands
QAD Holland Holdings B.V.	Netherlands
QAD I&I Co., Ltd.	Thailand
QAD India Inc.	Delaware
QAD International Holdings (UK) Ltd.	United Kingdom
QAD Ireland Limited	Ireland
QAD Italy S.p.A.	Italy
QAD Japan Inc.	Delaware
QAD Korea Inc.	Delaware
QAD Ltd.	United Kingdom
QAD Netherlands B.V.	Netherlands
QAD NZ Limited	New Zealand
QAD Ortega Hill, LLC	Delaware
QAD Polska Sp. zo.o.	Poland
QAD Singapore Private Ltd.	Singapore
QAD Sistemas Integrados Casa de Software, S.A. de C.V.	Mexico
QAD Sistemas Integrados Servicios de Consultoria, S.A. de C.V.	Mexico
QAD Software South Africa (Pty) Ltd.	South Africa
QAD United Kingdom Ltd.	United Kingdom
QAD USVI Inc.	US Virgin Islands
TRW ISCS Sp.zo.o	Poland
TRW ISCS SA	France

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QAD Inc. SUBSIDIARIES OF QAD INC.